Exhibit 99.1

NEWS RELEASE

Contact: Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. REPORTS

RECORD FULL YEAR EARNINGS OF $3.19 PER SHARE FOR 2016,

UP 13.1% FROM FULL YEAR 2015

•	Earnings per diluted share of $0.81 for 2016 fourth quarter, up from $0.71 per share in the fourth quarter of 2015
•	Net income of $7.4 million for 2016 fourth quarter compared to $6.6 million in the fourth quarter of 2015
•	Net interest margin of 3.76% for the 2016 fourth quarter, compared to 3.77% in the fourth quarter of 2015
•	Loan growth $14.8 million during the 2016 fourth quarter
•	Deposit growth $53.9 million during the 2016 fourth quarter
•	Non-performing loans declined 11.8% from 2015 year end

DEFIANCE, OHIO (January 23, 2017) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the fiscal year ended December 31, 2016 totaled $28.8 million, or $3.19 per diluted common share, compared to $26.4 million or $2.82 per diluted common share for the year ended December 31, 2015.

For the fourth quarter 2016, First Defiance earned $7.4 million, or $0.81 per diluted common share compared to $6.6 million, or $0.71 per diluted common share for the fourth quarter of 2015.

“We are very pleased that our strong finish to 2016 allowed us to mark our fourth consecutive year of record earnings performance, with diluted earnings per share up 13.1% over last year. Also for the year, our return on assets was 1.20% on total assets that grew $178 million, or 7.7%,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “This notable performance in 2016 leaves us optimistic for overcoming potential challenges in 2017 and completing our upcoming merger with Commercial Bancshares, Inc. in February.”

Net interest income up compared to fourth quarter 2015

Net interest income of $20.5 million in the fourth quarter of 2016 was up from $19.0 million in the fourth quarter of 2015. The growth in net interest income of $1.5 million included interest recoveries primarily from loan payoffs of $501,000 in the fourth quarter 2016 compared to $228,000 of interest recoveries in the fourth quarter 2015. Net interest margin was 3.76% for the fourth quarter of 2016, up from 3.69% in the third quarter 2016, but down slightly from 3.77% in the fourth quarter of 2015. Yield on interest earning assets increased by 4 basis points, to 4.16% in the fourth quarter of 2016 from 4.12% in the fourth quarter of 2015. The cost of interest-bearing liabilities increased by 7 basis points in the fourth quarter of 2016 to 0.53% from 0.46% in the fourth quarter of 2015.

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“Our net interest income expansion in the fourth quarter was mainly driven by our continued balance sheet growth coupled with our steady net interest margin and further enhanced by recovered interest on loan payoffs,” said Hileman. “In addition, we believe our interest rate risk is well balanced and positioned for prospective rate changes in 2017.”

Non-interest income up from fourth quarter 2015

First Defiance’s non-interest income for the fourth quarter of 2016 was $8.3 million compared to $7.7 million in the fourth quarter of 2015. Mortgage banking income increased to $1.9 million in the fourth quarter of 2016, up from $1.5 million in the fourth quarter of 2015 due to higher volumes of both purchase and refinance loans throughout our market area. Gains from the sale of mortgage loans increased in the fourth quarter of 2016 to $1.2 million from $836,000 in the fourth quarter of 2015. Mortgage loan servicing revenue was $922,000 in the fourth quarter of 2016, up slightly from $910,000 in the fourth quarter of 2015. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $241,000 in the fourth quarter of 2016 compared to a positive adjustment of $75,000 in the fourth quarter of 2015.

For the fourth quarter 2016, service fees and other charges were $2.7 million, down $33,000 from $2.7 million in the fourth quarter of 2015; and commissions from the sale of insurance products were $2.3 million, up $45,000 from $2.3 million in the fourth quarter of 2015. Trust income was $445,000 in the fourth quarter of 2016, up from $367,000 in the fourth quarter of 2015.

“Total non-interest income in the fourth quarter grew $563,000, up 7.3% over the fourth quarter last year,” said Hileman. “We were particularly pleased with our success in mortgage banking with fourth quarter loan origination levels up 38% from a year ago, and in trust income with revenues up 21% over the fourth quarter last year.”

Non-interest expenses up from fourth quarter 2015

Total non-interest expense was $18.2 million in the fourth quarter of 2016, up from $17.3 million in the fourth quarter of 2015. The fourth quarter 2016 included expenses of $292,000 related to the pending merger of Commercial Bancshares, Inc. and $300,000 for a termination of a lease. Compensation and benefits in the fourth quarter of 2016 was $9.9 million, an increase of $64,000 compared to the fourth quarter of 2015. Increases in compensation for merit raises and staff additions for growth were mostly offset by lower costs for medical insurance and other benefits. Occupancy expense was $2.0 million in the fourth quarter 2016, up $147,000 from the fourth quarter 2015. Data processing cost was $1.6 million in the fourth quarter of 2016, up $213,000 from the fourth quarter of 2015. Other non-interest expense of $3.9 million in the fourth quarter of 2016, increased from $3.3 million in the fourth quarter of 2015 primarily due to merger related expenses and the lease termination.

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Credit quality

Non-performing loans totaled $14.3 million at December 31, 2016, a decrease from $16.3 million at December 31, 2015. In addition, First Defiance had $455,000 of real estate owned at December 31, 2016, down from $1.3 million at December 31, 2015. Accruing troubled debt restructured loans were $10.5 million at December 31, 2016, a decrease from $11.2 million at December 31, 2015. For the fourth quarter of 2016, First Defiance recorded net recoveries of $110,000, compared to net recoveries of $129,000 in the fourth quarter of 2015. The allowance for loan loss as a percentage of total loans was 1.33% at December 31, 2016, compared to 1.41% at December 31, 2015.

The fourth quarter results included a credit provision for loan losses of $149,000 compared to an expense of $43,000 for the same period in 2015.

“Our fourth quarter results showed continued improvement in our asset quality as non-performing assets declined $4.1 million during the quarter to 0.60% of total assets,” said Hileman. “This reduction, along with net recoveries on loans in the quarter, resulted in both a credit provision expense for the fourth quarter and an increase of our allowance for loan losses coverage of non-performing loans to 180% at year end.”

Annual results

For the full year ended on December 31, 2016, net income totaled $28.8 million, or $3.19 per diluted common share, compared to $26.4 million or $2.82 per diluted common share for 2015.

Net interest income for 2016 totaled $78.9 million, compared with $74.1 million for 2015. Average interest-earning assets increased to $2.17 billion for 2016, compared to $2.00 billion in 2015. Net interest margin for 2016 was 3.74%, down 7 basis points from the 3.81% margin for 2015.

The provision for loan losses for 2016 was $283,000, compared to $136,000 in 2015, reflecting the continued strong credit quality throughout the year.

Non-interest income for the year 2016 was $34.0 million, compared to $31.8 million in 2015. Service fees and other charges were $10.9 million for 2016, up from $10.8 million in 2015. Mortgage banking income increased to $7.3 million for 2016, compared to $6.7 million in 2015. Gains on the sale of non-mortgage loans were $753,000 for 2016, compared to $824,000 during 2015. Insurance and investment sales revenues increased to $10.4 million for 2016, compared to $10.1 million for 2015. Non-interest income for 2016 included $509,000 of net securities gains compared to $22,000 of net securities gains for 2015.

Non-interest expense increased to $71.1 million for 2016 from $67.9 million in 2015. Compensation and benefits expense was $40.2 million for 2016 compared with $37.8 million for 2015. The $2.4 million increase in compensation and benefits over the prior year is mainly related to merit increases and new staff for growth strategies, higher incentive compensation accruals and higher medical insurance costs. Other expenses increased $603,000 mainly due to acquisition related costs for the pending acquisition of Commercial Bancshares, Inc. and the expense related to the lease termination. Occupancy expense also increased $221,000, and data processing expense increased $284,000. These increases were partially offset by decreases in FDIC insurance premiums of $155,000, amortization of intangibles of $165,000 and financial institutions taxes of $2,000.

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Total assets at $2.5 billion

Total assets at December 31, 2016 were $2.48 billion compared to $2.30 billion at December 31, 2015. Net loans receivable (excluding loans held for sale) were $1.91 billion at December 31, 2016, compared to $1.78 billion at December 31, 2015. Total cash and cash equivalents were $99.0 million at December 31, 2016, compared to $79.8 million at December 31, 2015. Also, at December 31, 2016, goodwill and other intangible assets totaled $63.1 million compared to $63.7 million at December 31, 2015.

Total deposits at December 31, 2016 were $1.98 billion compared with $1.84 billion at December 31, 2015. Non-interest bearing deposits at December 31, 2016 were $487.7 million compared to $420.7 million at December 31, 2015. Total stockholders’ equity was $293.0 million at December 31, 2016, compared to $280.2 million at December 31, 2015.

Pending merger with Commercial Bancshares, Inc.

On August 23, 2016, First Defiance announced a definitive agreement to acquire Commercial Bancshares, Inc. and its wholly-owned subsidiary, Commercial Savings Bank (“CSB”). CSB, a $342 million commercial bank, operates 7 full-service branches in Wyandot, Marion and Hancock counties in Ohio. The merger is expected to close in the first quarter of 2017 and is subject to Commercial Bancshares’ shareholder approval and other conditions set forth in the merger agreement.

Dividend to be paid February 24

The Board of Directors declared a quarterly cash dividend of $0.25 per common share payable February 24, 2017 to shareholders of record at the close of business on February 17, 2017. The dividend represents an annual dividend of 2.09 percent based on the First Defiance common stock closing price on January 20, 2017. First Defiance has approximately 8,984,456 common shares outstanding.

Conference call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, January 24, 2017 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef170124.html.

The replay of the conference call Webcast will be available at www.fdef.com until Wednesday, January 24, 2018 at 9:00 a.m. ET.

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First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 35 full-service branches and numerous ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2015. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its December 31, 2016 consolidated financial statements as part of its Annual Report on Form 10-K to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)
First Defiance Financial Corp.

	December 31,	December 31,
(in thousands)	2016	2015

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$53,003	$38,769
Interest-bearing deposits	46,000	41,000
	99,003	79,769
Securities
Available-for sale, carried at fair value	250,992	236,435
Held-to-maturity, carried at amortized cost	184	243
	251,176	236,678

Loans	1,940,487	1,802,217
Allowance for loan losses	(25,884)	(25,382)
Loans, net	1,914,603	1,776,835
Loans held for sale	9,607	5,523
Mortgage servicing rights	9,595	9,248
Accrued interest receivable	6,760	6,171
Federal Home Loan Bank stock	13,798	13,801
Bank Owned Life Insurance	52,817	51,908
Office properties and equipment	36,958	38,166
Real estate and other assets held for sale	455	1,321
Goodwill	61,798	61,798
Core deposit and other intangibles	1,336	1,871
Deferred Taxes	358	-
Other assets	17,479	14,587
Total Assets	$2,475,743	$2,297,676

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$487,663	$420,691
Interest-bearing deposits	1,493,965	1,415,446
Total deposits	1,981,628	1,836,137
Advances from Federal Home Loan Bank	103,943	59,902
Notes payable and other interest-bearing liabilities	31,816	57,188
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,650	2,674
Deferred taxes	-	877
Other liabilities	26,605	24,618
Total Liabilities	2,182,725	2,017,479
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	126,390	125,734
Accumulated other comprehensive income	215	3,622
Retained earnings	240,592	219,737
Treasury stock, at cost	(74,306)	(69,023)
Total stockholders’ equity	293,018	280,197
Total Liabilities and Stockholders’ Equity	$2,475,743	$2,297,676

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Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2016	2015	2016	2015
Interest Income:
Loans	$20,975	$18,901	$80,217	$73,346
Investment securities	1,576	1,680	6,247	6,769
Interest-bearing deposits	80	56	367	169
FHLB stock dividends	139	139	552	552
Total interest income	22,770	20,776	87,383	80,836
Interest Expense:
Deposits	1,648	1,394	6,261	5,341
FHLB advances and other	348	214	1,288	675
Subordinated debentures	205	162	753	613
Notes Payable	30	39	138	152
Total interest expense	2,231	1,809	8,440	6,781
Net interest income	20,539	18,967	78,943	74,055
Provision for loan losses	(149)	43	283	136
Net interest income after provision for loan losses	20,688	18,924	78,660	73,919
Non-interest Income:
Service fees and other charges	2,701	2,734	10,909	10,752
Mortgage banking income	1,928	1,465	7,270	6,713
Gain on sale of non-mortgage loans	149	48	753	824
Gain on sale of securities	-	22	509	22
Insurance commissions	2,328	2,283	10,441	10,076
Trust income	445	367	1,701	1,462
Income from Bank Owned Life Insurance	223	237	909	895
Other non-interest income	519	574	1,538	1,059
Total Non-interest Income	8,293	7,730	34,030	31,803
Non-interest Expense:
Compensation and benefits	9,937	9,873	40,187	37,769
Occupancy	1,983	1,836	7,418	7,197
FDIC insurance premium	161	325	1,169	1,324
Financial institutions tax	442	443	1,781	1,783
Data processing	1,644	1,431	6,367	6,083
Amortization of intangibles	116	163	535	699
Other non-interest expense	3,897	3,276	13,636	13,034
Total Non-interest Expense	18,180	17,347	71,093	67,889
Income before income taxes	10,801	9,307	41,597	37,833
Income taxes	3,436	2,744	12,754	11,410
Net Income	$7,365	$6,563	$28,843	$26,423

Earnings per common share:
Basic	$0.82	$0.72	$3.21	$2.87
Diluted	$0.81	$0.71	$3.19	$2.82

Average Shares Outstanding:
Basic	8,982	9,146	8,980	9,221
Diluted	9,060	9,235	9,053	9,383

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Financial Summary and Comparison (Unaudited)
First Defiance Financial Corp.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in thousands, except per share data)	2016	2015	% change	2016	2015	% change
Summary of Operations

Tax-equivalent interest income (1)	$23,219	$21,256	9.2%	$89,213	$82,741	7.8%
Interest expense	2,231	1,809	23.3	8,440	6,781	24.5
Tax-equivalent net interest income (1)	20,988	19,447	7.9	80,773	75,960	6.3
Provision for loan losses	(149)	43	NM	283	136	108.1
Tax-equivalent NII after provision for loan loss (1)	21,137	19,404	8.9	80,490	75,824	6.2
Investment Securities gains	-	22	NM	509	22	NM
Non-interest income (excluding securities gains/losses)	8,293	7,708	7.6	33,521	31,781	5.5
Non-interest expense	18,180	17,347	4.8	71,093	67,889	4.7
Income taxes	3,436	2,744	25.2	12,754	11,410	11.8
Net Income	7,365	6,563	12.2	28,843	26,423	9.2
Tax equivalent adjustment (1)	449	480	(6.5)	1,830	1,905	(3.9)
At Period End
Assets	2,475,743	2,297,676	7.7
Earning assets	2,261,068	2,099,219	7.7
Loans	1,940,487	1,802,217	7.7
Allowance for loan losses	25,884	25,382	2.0
Deposits	1,981,628	1,836,137	7.9
Stockholders’ equity	293,018	280,197	4.6
Average Balances
Assets	2,458,952	2,276,060	8.0	2,397,439	2,222,866	7.9
Earning assets	2,226,868	2,051,331	8.6	2,168,046	2,000,477	8.4
Loans	1,908,731	1,732,472	10.2	1,853,419	1,687,413	9.8
Deposits and interest-bearing liabilities	2,133,868	1,967,199	8.5	2,080,444	1,916,758	8.5
Deposits	1,954,631	1,823,396	7.2	1,905,621	1,787,876	6.6
Stockholders’ equity	292,301	279,192	4.7	285,634	277,645	2.9
Stockholders’ equity / assets	11.89%	12.27%	(3.1)	11.91%	12.49%	(4.6)
Per Common Share Data
Net Income
Basic	$0.82	$0.72	13.9	$3.21	$2.87	11.8
Diluted	0.81	0.71	14.1	3.19	2.82	13.1
Dividends	0.22	0.20	10.0	0.88	0.775	13.5
Market Value:
High	$52.31	$42.46	23.2	$52.31	$42.46	23.2
Low	36.91	35.01	5.4	34.80	29.05	19.8
Close	50.74	37.78	34.3	50.74	37.78	34.3
Common Book Value	32.62	30.78	6.0	32.62	30.78	6.0
Tangible Common Book Value (1)	25.59	23.79	7.6	25.59	23.79	7.6
Shares outstanding, end of period (000)	8,983	9,102	(1.3)	8,983	9,102	(1.3)
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.76%	3.77%	(0.4)	3.74%	3.81%	(1.9)
Return on average assets	1.19%	1.14%	4.2	1.20%	1.19%	1.2
Return on average equity	10.02%	9.33%	7.5	10.10%	9.52%	6.1
Efficiency ratio (3)	62.09%	63.88%	(2.8)	62.20%	63.01%	(1.3)
Effective tax rate	31.81%	29.48%	7.9	30.66%	30.16%	1.7
Dividend payout ratio (basic)	26.83%	27.78%	(3.4)	27.41%	27.00%	1.5

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2016	2015	2016	2015

Gain from sale of mortgage loans	$1,208	$836	$5,311	$4,564
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	922	910	3,560	3,503
Amortization of mortgage servicing rights	(443)	(356)	(1,724)	(1,620)
Mortgage servicing rights valuation adjustments	241	75	123	266
	720	629	1,959	2,149
Total revenue from sale and servicing of mortgage loans	$1,928	$1,465	$7,270	$6,713

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Yield Analysis
First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2016				2015
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,908,731	$21,028	4.38%		$1,732,472	$18,954	4.34%
Securities	243,456	1,972	3.30	%(3)	236,361	2,107	3.64	%(3)
Interest Bearing Deposits	60,881	80	0.52%		68,697	56	0.32%
FHLB stock	13,800	139	4.01%		13,801	139	4.00%
Total interest-earning assets	2,226,868	23,219	4.16%		2,051,331	21,256	4.12%
Non-interest-earning assets	232,084				224,729
Total assets	$2,458,952				$2,276,060
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,484,531	$1,648	0.44%		$1,408,283	$1,394	0.39%
FHLB advances and other	95,631	348	1.45%		50,419	214	1.68%
Subordinated debentures	36,146	205	2.26%		36,128	162	1.78%
Notes payable	47,460	30	0.25%		57,256	39	0.27%
Total interest-bearing liabilities	1,663,768	2,231	0.53%		1,552,086	1,809	0.46%
Non-interest bearing deposits	470,100	-	-		415,113	-	-
Total including non-interest-bearing demand deposits	2,133,868	2,231	0.42%		1,967,199	1,809	0.36%
Other non-interest-bearing liabilities	32,783				29,669
Total liabilities	2,166,651				1,996,868
Stockholders' equity	292,301				279,192
Total liabilities and stockholders' equity	$2,458,952				$2,276,060
Net interest income; interest rate spread		$20,988	3.63%			$19,447	3.66%
Net interest margin (4)			3.76%				3.77%
Average interest-earning assets to average interest bearing liabilities			134%				132%

	Twelve Months Ended December 31,
	2016				2015
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate		Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,853,419	$80,423	4.34%		$1,687,413	$73,544	4.36%
Securities	233,407	7,871	3.48	%(3)	239,852	8,476	3.64	%(3)
Interest Bearing Deposits	67,420	367	0.54%		59,410	169	0.27%
FHLB stock	13,800	552	4.00%		13,802	552	4.00%
Total interest-earning assets	2,168,046	89,213	4.13%		2,000,477	82,741	4.15%
Non-interest-earning assets	229,393				222,389
Total assets	$2,397,439				$2,222,866
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,463,890	$6,261	0.43%		$1,399,619	$5,341	0.38%
FHLB advances and other	85,856	1,288	1.50%		38,134	675	1.77%
Subordinated debentures	36,141	753	2.09%		36,129	613	1.70%
Notes payable	52,826	138	0.26%		54,619	152	0.28%
Total interest-bearing liabilities	1,638,713	8,440	0.52%		1,528,501	6,781	0.44%
Non-interest bearing deposits	441,731	-	-		388,257	-	-
Total including non-interest-bearing demand deposits	2,080,444	8,440	0.41%		1,916,758	6,781	0.35%
Other non-interest-bearing liabilities	31,361				28,463
Total liabilities	2,111,805				1,945,221
Stockholders' equity	285,634				277,645
Total liabilities and stockholders' equity	$2,397,439				$2,222,866
Net interest income; interest rate spread		$80,773	3.61%			$75,960	3.71%
Net interest margin (4)			3.74%				3.81%
Average interest-earning assets to average interest bearing liabilities			132%				131%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2016	3rd Qtr 2016	2nd Qtr 2016	1st Qtr 2016	4th Qtr 2015
Summary of Operations
Tax-equivalent interest income (1)	$23,219	$22,449	$21,940	$21,605	$21,256
Interest expense	2,231	2,183	2,084	1,942	1,809
Tax-equivalent net interest income (1)	20,988	20,266	19,856	19,663	19,447
Provision for loan losses	(149)	15	53	364	43
Tax-equivalent NII after provision for loan losses (1)	21,137	20,251	19,803	19,299	19,404
Investment securities gains, net of impairment	-	151	227	131	22
Non-interest income (excluding securities gains/losses)	8,293	8,375	8,348	8,505	7,708
Non-interest expense	18,180	18,292	17,347	17,274	17,347
Income taxes	3,436	2,994	3,307	3,017	2,744
Net income	7,365	7,045	7,264	7,169	6,563
Tax equivalent adjustment (1)	449	446	460	475	480
At Period End
Total assets	$2,475,743	$2,450,040	$2,409,599	$2,358,931	$2,297,676
Earning assets	2,261,068	2,240,747	2,200,517	2,158,177	2,099,219
Loans	1,940,487	1,925,694	1,861,403	1,824,986	1,802,217
Allowance for loan losses	25,884	25,923	25,948	25,668	25,382
Deposits	1,981,628	1,927,686	1,920,270	1,871,157	1,836,137
Stockholders’ equity	293,018	292,138	286,616	280,418	280,197
Stockholders’ equity / assets	11.84%	11.92%	11.89%	11.89%	12.19%
Goodwill	61,798	61,798	61,798	61,798	61,798
Average Balances
Total assets	$2,458,952	$2,425,535	$2,391,064	$2,314,203	$2,276,060
Earning assets	2,226,868	2,194,170	2,162,574	2,088,582	2,051,331
Loans	1,908,731	1,879,760	1,828,984	1,796,200	1,732,472
Deposits and interest-bearing liabilities	2,133,868	2,103,054	2,079,442	2,005,395	1,967,199
Deposits	1,954,631	1,929,368	1,903,139	1,835,345	1,823,396
Stockholders’ equity	292,301	288,609	282,573	279,051	279,192
Stockholders’ equity / assets	11.89%	11.90%	11.82%	12.06%	12.27%
Per Common Share Data
Net Income:
Basic	$0.82	$0.78	$0.81	$0.80	$0.72
Diluted	0.81	0.78	0.80	0.79	0.71
Dividends	0.22	0.22	0.22	0.22	0.20
Market Value:
High	$52.31	$46.83	$41.21	$40.98	$42.46
Low	36.91	35.90	37.53	34.80	35.01
Close	50.74	44.64	38.85	38.41	37.78
Common Book Value	32.62	32.53	31.95	31.29	30.78
Shares outstanding, end of period (in thousands)	8,983	8,980	8,971	8,961	9,102
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.76%	3.69%	3.71%	3.80%	3.77%
Return on average assets	1.19%	1.16%	1.22%	1.25%	1.14%
Return on average equity	10.02%	9.71%	10.34%	10.33%	9.33%
Efficiency ratio (2)	62.09%	63.87%	61.51%	61.32%	63.88%
Effective tax rate	31.81%	29.82%	31.28%	29.62%	29.48%
Common dividend payout ratio (basic)	26.83%	28.21%	27.16%	27.50%	27.78%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2016	3rd Qtr 2016	2nd Qtr 2016	1st Qtr 2016	4th Qtr 2015
Loan Portfolio Composition
One to four family residential real estate	$207,550	$209,097	$206,861	$208,818	$205,330
Construction	182,886	177,075	161,282	145,635	163,877
Commercial real estate	1,040,562	1,043,820	1,001,315	989,468	948,428
Commercial	469,055	456,099	428,599	412,911	419,349
Consumer finance	16,680	17,251	16,690	15,679	16,281
Home equity and improvement	118,429	118,165	116,685	116,856	116,962
Total loans	2,035,162	2,021,507	1,931,432	1,889,367	1,870,227
Less:
Undisbursed loan funds	93,355	94,552	68,850	63,267	66,902
Deferred loan origination fees	1,320	1,261	1,179	1,114	1,108
Allowance for loan loss	25,884	25,923	25,948	25,668	25,382
Net Loans	$1,914,603	$1,899,771	$1,835,455	$1,799,318	$1,776,835

Allowance for loan loss activity
Beginning allowance	$25,923	$25,948	$25,668	$25,382	$25,209
Provision for loan losses	(149)	15	53	364	43
Credit loss charge-offs:
One to four family residential real estate	147	111	37	55	8
Commercial real estate	0	79	0	13	103
Commercial	234	26	18	336	0
Consumer finance	53	24	18	0	32
Home equity and improvement	98	74	66	30	10
Total charge-offs	532	314	139	434	153
Total recoveries	642	274	366	356	282
Net charge-offs (recoveries)	(110)	40	(227)	78	(129)
Ending allowance	$25,884	$25,923	$25,948	$25,668	$25,382

Credit Quality
Total non-performing loans (1)	$14,348	$18,198	$16,423	$17,707	$16,261
Real estate owned (REO)	455	704	1,079	1,111	1,321
Total non-performing assets (2)	$14,803	$18,902	$17,502	$18,818	$17,582
Net charge-offs (recoveries)	(110)	40	(227)	78	(129)

Restructured loans, accruing (3)	10,544	9,113	9,648	11,284	11,178

Allowance for loan losses / loans	1.33%	1.35%	1.39%	1.41%	1.41%
Allowance for loan losses / non-performing assets	174.86%	137.14%	148.26%	136.40%	144.36%
Allowance for loan losses / non-performing loans	180.40%	142.45%	158.00%	144.96%	156.09%
Non-performing assets / loans plus REO	0.76%	0.98%	0.94%	1.03%	0.97%
Non-performing assets / total assets	0.60%	0.77%	0.73%	0.80%	0.77%
Net charge-offs / average loans (annualized)	-0.02%	0.01%	-0.05%	0.02%	-0.03%

Deposit Balances
Non-interest-bearing demand deposits	$487,663	$443,321	$442,811	$426,053	$420,691
Interest-bearing demand deposits and money market	816,665	810,393	805,550	783,016	767,201
Savings deposits	243,369	241,016	240,316	233,546	219,655
Retail time deposits less than $250,000	400,080	399,749	399,494	401,350	403,902
Retail time deposits greater than $250,000	33,851	33,207	32,099	27,192	24,688
Total deposits	$1,981,628	$1,927,686	$1,920,270	$1,871,157	$1,836,137

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information
First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

December 31, 2016
One to four family residential real estate	$207,550	$203,624	$998	$2,928
Construction	182,886	182,886	-	-
Commercial real estate	1,040,562	1,030,833	137	9,592
Commercial	469,055	468,038	10	1,007
Consumer finance	16,680	16,438	151	91
Home equity and improvement	118,429	116,439	1,260	730
Total loans	$2,035,162	$2,018,258	$2,556	$14,348

September 30, 2016
One to four family residential real estate	$209,097	$205,471	$706	$2,920
Construction	177,075	177,075	-	-
Commercial real estate	1,043,820	1,032,260	258	11,302
Commercial	456,099	452,669	185	3,245
Consumer finance	17,251	17,048	190	13
Home equity and improvement	118,165	116,653	794	718
Total loans	$2,021,507	$2,001,176	$2,133	$18,198

December 31, 2015
One to four family residential real estate	$205,330	$201,806	$914	$2,610
Construction	163,877	163,877	-	-
Commercial real estate	948,428	937,844	736	9,848
Commercial	419,349	416,114	157	3,078
Consumer finance	16,281	16,215	30	36
Home equity and improvement	116,962	115,465	808	689
Total loans	$1,870,227	$1,851,321	$2,645	$16,261

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